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                                                                   EXHIBIT 10(A)

                               H.B. FULLER COMPANY
                              DIRECTORS' STOCK PLAN
                      AS AMENDED AND RESTATED JULY 16, 1998


     Section 1. ESTABLISHMENT. H.B. Fuller Company hereby establishes the "H.B. FULLER COMPANY DIRECTORS' STOCK PLAN" for Eligible Directors of the Company.

     Section 2. EFFECTIVE DATE. This Plan was originally approved by the Board of Directors on December 1, 1988. The Plan was approved by shareholders on April 20, 1989. The Plan was most recently amended on July 16, 1998.

     Section 3. PURPOSE. The purpose of the Plan is to provide Eligible Directors with a means of expressing their commitment to the Company by subjecting their deferred retainer fees and meeting fees to the stock market performance of the Company's Stock.

     Section 4. DEFINITIONS.

          (a) BOOKKEEPING RESERVE ACCOUNT. The term "Bookkeeping Reserve Account" shall have the meaning given in Section 6 of the Plan.

          (b) CHANGE IN CONTROL. The term "Change in Control" shall mean any of the following events:

               (i) a change in the control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under Securities Exchange Act of 1934 (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement;

               (ii) the public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) that any individual, corporation, partnership, association, trust or other entity has become the "beneficial owner" (as defined in Rule 13(d)(3) promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 19% or more of the Voting Power of the Company then outstanding;

               (iii) the individuals who, as of the date of this Agreement, are members of the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board (provided, however, that if the election or nomination for election by the Company's shareholders of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered to be a member of the Incumbent Board);

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               (iv) the approval of the shareholders of the Company of (A) any consolidation, merger or statutory share exchange of the Company with any person in which the surviving entity would not have as its directors at least 60% of the Incumbent Board and as a result of which those persons who were shareholders of the Company immediately prior to such transaction would not hold, immediately after such transaction, at least 60% of the Voting Power of the Company then outstanding or the combined voting power the surviving entity's then outstanding voting securities; (B) any sale, lease, exchange or other transfer in one transaction or series of related transactions substantially all of the assets of the Company; or (C) the adoption of any plan or proposal for the complete or partial liquidation or dissolution of the Company; or

               (v) a determination by a majority of the members of the Incumbent Board, in their sole and absolute discretion, that there has been a Change in Control of the Company.

          (c) COMPANY. The term "Company" shall mean H.B. Fuller Company, a Minnesota corporation, and its successors and assigns.

          (d) ELECTION AGREEMENT. The term "Election Agreement" shall mean each and every "Election Agreement" executed by an Eligible Director and delivered to the Company hereunder, the form of which is attached to the Plan as EXHIBIT A and is incorporated by reference herein.

          (e) ELIGIBLE DIRECTOR. The term "Eligible Director" shall mean any present or future director of the Company who is not an employee of the Company or any subsidiary of the Company.

          (f) MARKET PRICE. The term "Market Price" shall mean the average of the highest and lowest prices per share of the Stock as reported on the day of the required calculation or, if there were no Stock transactions on such day, on the next preceding day on which there were Stock transactions.

          (g) MEETING FEE. The term "Meeting Fee" shall mean any amounts that would have been paid to an Eligible Director during a calendar year with respect to attendance at a meeting of the Company's Board of Directors or a committee thereof had deferral for such year not been timely elected. In no event does the term "Meeting Fee," include any per diem amounts paid with respect to Board or committee meeting attendance.

          (h) PARTICIPATING DIRECTOR. The term "Participating Director" shall mean an Eligible Director who has executed and delivered an Election Agreement to the Company.

          (i) PAYMENT DATE. The term "Payment Date" shall mean the earliest to occur of the following dates:

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               (i) the later of the date of the Participating Director's
          Retirement or the date (if any) specified in the Participating Director's Election Agreement; or

               (ii) the Participating Director's death; or

               (iii) the Participating Director's total and permanent disability; or

               (iv) the date of a Change in Control.

          (j) PLAN. The term "Plan" shall mean the Company's Directors' Stock Plan as it may be amended from time to time.

          (k) RETAINER FEE. The term "Retainer Fee" shall mean any of the following amounts with respect to a calendar year: (i) two-thirds of the retainer fee amount that would be paid to a Participating Director in March of the calendar year in question had deferral for such year not been timely elected, such two-thirds amount representing retainer fee amounts earned in January and February of such year; (ii) the entire retainer fee amount that would be paid to a Participating Director in June, September and December of the calendar year in question had deferral for such year not been timely elected; and (iii) one-third of the retainer fee amount that would be paid to a Participating Director in March of the next calendar year had deferral for the previous calendar year not been timely elected, such one-third amount representing the retainer fee amount earned in December of such previous calendar year.

          (l) RETIREMENT. The term "Retirement" shall mean the voluntary or involuntary resignation of a director, the removal of a director with or without cause or the conclusion of a director's term of office where the director is not reelected by shareholders of the Company to a succeeding term.

          (m) STOCK. The term "Stock" shall mean the par value of $1.00 Common Stock of the Company.

          (n) VOTING POWER. The term "Voting Power" when used with reference to the Company shall mean the voting power of all classes and series of capital stock of the Company now or hereafter authorized other than the voting power of any of the shares of preferred stock, $6.6667 par value, outstanding as of July 16, 1998.

     Section 5. DIRECTORS' ELECTIONS. Each Eligible Director shall be given an opportunity by the Company on an annual basis to defer receipt of all or a percentage of the Retainer Fee and Meeting Fees which such Eligible Director has the opportunity to earn during the next succeeding calendar year through service as a director of the Company.

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     In order to participate in the Plan for a particular calendar year, an
Eligible Director must elect in writing to participate and such election must be effective before the beginning of the calendar year to which the election relates. To make an effective election, a properly completed and executed Election Agreement must be received by the Company at its principal executive office, addressed to the attention of the Company's Corporate Secretary.

     Section 6. BOOKKEEPING RESERVE ACCOUNT.

          (a) ESTABLISHMENT OF ACCOUNT. The Company shall establish and maintain a Bookkeeping Reserve Account for each Participating Director. The Bookkeeping Reserve Account shall reflect all entries required to be made pursuant to the terms and conditions of the Participating Director's Election Agreement. There shall be a separate accounting for each Election Agreement made by each Participating Director.

          (b) CREDITS TO ACCOUNT. The Company shall credit to a Participating Director's Bookkeeping Reserve Account a number (to four decimal places) of units that is equal to 110% of the amount of the Participating Director's Retainer Fee and Meeting Fees deferred pursuant to an Election Agreement as periodically earned by the Participating Director divided by the Market Price on the day upon which such amounts are earned. For this purpose, the amounts of a Participating Director's Retainer Fee are deemed earned on March 1 (January and February amounts), June 1 (March through May amounts), September 1 (June through August amounts), December 1 (September through November amounts) and the next March 1 (December amount). Meeting Fees are deemed earned when they would have otherwise been paid if a deferral had not been elected.

          The Company shall credit to the Bookkeeping Reserve Account, on each day that the Company declares a cash dividend to holders of the Stock, that number (to four decimal places) of units that is equal to the total number of units in the Participating Director's Bookkeeping Reserve Account on the declaration date for such dividend multiplied by the cash dividend per share of Stock divided by the Market Price on the declaration date for such dividend. The number of units credited to a Bookkeeping Reserve Account shall be adjusted appropriately by the Company in the event of any change in Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares and other like capital changes, but no adjustment shall be required by reason of any sales of shares of Stock by the Company at any price, whether below, at or above Market Price, and whether by or pursuant to warrant, option, right, conversion right or privilege or otherwise, and a Participating Director shall have no rights as a holder of Stock unless and until a certificate for shares of stock is issued by the Company.

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     Section 7. PAYMENT OF ACCOUNT VALUE.

          (a) GENERAL. The Company shall, with respect to each Bookkeeping Reserve Account for each Participating Director, cause to be issued and delivered to such Participating Director (or any applicable alternate payee, as determined under the Plan or the applicable Election Agreement) on or promptly after the applicable Payment Date a certificate or certificates for that number of shares of Stock equal to the whole number of units credited to the Participating Director's Bookkeeping Reserve Account. The value of any fractional unit (based on the Market Price of a share of Stock on the Payment Date) in the Participating Director's Bookkeeping Reserve Account shall be paid in cash at the time the certificate or certificates are delivered to the Participating Director (or any applicable alternate payee).

          (b) DISABILITY. If a Payment Date occurs by reason of a determination by the Company that the Participating Director has become totally and permanently disabled, and if the disability is due to mental incapacity, the shares of Stock deliverable under the Plan and the applicable Election Agreement shall be issued in the name of and delivered to the Participating Director's legally appointed personal representative. If no such representative has been appointed, then delivery shall be in the name of and to the Participating Director's spouse, or if the Participating Director is then unmarried, then such shares of Stock shall be held until the persons who would be entitled thereto if the Participating Director were then to die intestate make proper claim to the Company for such shares of Stock.

          (c) DEATH. If a Payment Date occurs because the Participating Director shall die, the shares of Stock required to be delivered under the Plan and the applicable Election Agreement shall be promptly issued in the name of and delivered to the Participating Director's beneficiary (or beneficiaries) as designated in the applicable Election Agreement or, if none are so designated, in the name of and to the legally appointed personal representative of the Participating Director's estate. If no legal proceedings for such appointment have been instituted within sixty days after receipt by the Company of notice of the Participating Director's death, such delivery shall be in accordance with the last sentence of
     Section 7(b) above.

     Section 8. ADMINISTRATION. Directors of the Company who are not Eligible Directors shall be solely responsible for the administration of the Plan but may delegate any portion of such responsibility that they determine to be appropriate. To the extent consistent with the terms of the Plan, such directors shall have the power to interpret any Plan provision, to prescribe, amend and rescind rules and regulations relating to the Plan and make all other determinations that it deems necessary or advisable to administer the Plan. Such directors shall be called the Directors' Stock Plan Committee.

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     Section 9. OTHER BENEFITS. Except to the extent specifically provided in the Company's Retirement Plan for Directors or any other plan or arrangement maintained or sponsored by the Company, the Plan benefits to Eligible Directors (other than Retainer Fees and Meeting Fees) shall not be deemed to be compensation for the purpose of computing benefits under such Retirement Plan for Directors or other plan or arrangement.

     Section 10. STATUS OF ACCOUNT. The Company shall have full and unrestricted use of all property or amounts payable pursuant to the Plan, and title to and beneficial ownership of any assets which the Company may earmark to pay the amounts hereunder shall at all times remain in the Company and no Eligible Director shall have any property interest whatsoever in any specific assets of the Company. The Bookkeeping Reserve Account is not intended to be a trust account or escrow account for the benefit of a Participating Director or any other person or an asset segregation for the benefit of a Participating Director or any other person. The sole right of a Participating Director, or a Participating Director's heirs or personal representatives, is a right as an unsecured general creditor of the Company to claim any shares of Stock to which the Participating Director becomes entitled pursuant to the terms and conditions of the Participating Director's Election Agreement and the Plan. The Company shall provide each Participating Director with an annual report of his or her Bookkeeping Reserve Account balance.

     Section 11. AMENDMENT OR TERMINATION. The Company may, at any time and from time to time, terminate the Plan or make such amendments as it deems advisable; provided, however, that no such termination or amendment shall adversely affect or impair the contract rights of a Participating Director with respect to an effective Election Agreement unless such Participating Director shall consent in writing to such termination or amendment; and provided further, that no such amendment, without the approval of the Company's shareholders, may materially increase the benefits accruing to the Eligible Directors under the Plan, increase the number of shares of Stock distributed under the Plan, or materially modify the requirements as to eligibility under the Plan.

     Section 12. STOCK SUBJECT TO PLAN. The maximum number of shares of Stock that shall be reserved for issuance under the Plan shall be 75,000 shares, subject to adjustment upon changes in the capitalization of the Company as provided in Section 6 of the Plan.

     Section 13. NON-PAYMENT DEFERRAL ARRANGEMENTS. The Company does not intend that this Plan replace or supersede any presently existing retainer deferral arrangements or preclude the Company from implementing additional deferral arrangements.

     Section 14. FUTURE DIRECTOR TERMS. Nothing in this Plan or in any Election Agreement shall obligate a director to continue as such or to accept any nomination for a future term as a director of the Company or require the Company to nominate or cause the nomination of the director for a future term as a director of the Company.

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     Section 15. NO ALIENATION. The units credited to a Participating Director's
Bookkeeping Reserve Account pursuant to Section 6 of the Plan shall not be transferable other than by will or by the laws of descent and distribution. No stock certificates shall be issued to a Participating Director prior to the applicable Payment Date, in accordance with Section 7 hereof.

     Section 16. WITHHOLDING. The Company is entitled to withhold and deduct from any amounts due from the Company to a Participating Director all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related taxes arising directly or indirectly in connection with the Plan or any Election Agreement, and the Company may require the Participating Director to remit promptly to the Company the amount of such taxes before taking any future actions with respect to the Participating Director's Bookkeeping Reserve Account or Election Agreement.

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                    H.B. FULLER COMPANY DIRECTORS' STOCK PLAN

                                    EXHIBIT A
                            AS AMENDED JULY 16, 1998

                               ELECTION AGREEMENT



This Election Agreement is by and between H.B. FULLER COMPANY (the "Company"), a Minnesota corporation, and the undersigned director of the Company ("Director").

The Company and Director, in consideration of the mutual promises stated herein, agree as follows:

1. Definitions: Reference to the Plan. All terms not specifically defined in this Election Agreement shall have the meanings set forth in the Company's Directors' Stock Plan (the "Plan"), unless the context clearly requires otherwise. This Election Agreement has been executed under, and is subject to the terms of, the Plan. The terms of the Plan are hereby incorporated herein by reference in their entirety. Director, by execution hereof, acknowledges having received a copy of the Plan. This Election Agreement shall be interpreted to be consistent with the Plan and any ambiguities herein shall be interpreted by reference to the Plan. In the event that any provision hereof is inconsistent with the terms of the Plan, then the terms of the Plan shall prevail.


2. Deferral Election.

     Director hereby irrevocably elects to defer receipt of the following percentage of the total Retainer Fee and/or Meeting Fees for the calendar year ______ pursuant to the terms of the Plan and this Election Agreement:

     ______% Both Retainer and Meeting Fees

     ______% Retainer Fee Only

     ______% Meeting Fees Only


     Director hereby irrevocably elects the following optional Payment Date (Director should initial only one; if no selection is made, then Date of Retirement will be deemed selected):

     ______ Date of Retirement; or

     ______ First Anniversary of Retirement; or

     ______ Second Anniversary of Retirement; or

     ______ Third Anniversary of Retirement; or

     ______ Fourth Anniversary of Retirement; or

     ______ Fifth Anniversary of Retirement; or

     ______ Date of Death.

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3. Beneficiary Designation. (To be completed in all cases.)

     Director hereby designates the following beneficiary or beneficiaries:

     --------------------------------------------------------

     --------------------------------------------------------

4. Stock Certificate Issuance. A certificate or certificates for that number of shares of Stock equal to the whole number of units in Director's Bookkeeping Reserve Account shall be issued and delivered to the Participating Director (or to certain other persons as provided in the Plan or in this Election Agreement) by the Company on the applicable Payment Date. The value of any fractional unit shall be paid in cash in accordance with the terms of the Plan.

5. Binding Effect. This Election Agreement shall be binding upon and inure to the benefit of Director and Director's heirs and personal representatives. It shall also be binding upon the Company and its successors and assigns.

6. Governing Law. This Election Agreement shall be interpreted and governed by reference to the laws of the State of Minnesota.

7. No Amendments. This Election Agreement may not be amended or modified in any respect, except that Director may change the beneficiary designation at any time.

8. Entire Agreement. This Election Agreement (as the beneficiary designation may be changed) constitutes the entire agreement of the Company and Director on the subject matter hereof.


     IN WITNESS WHEREOF, the Company and Director have signed this Election Agreement on the dates stated below.


H.B. FULLER COMPANY                    DIRECTOR

BY
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                                       (SIGNATURE)
TITLE
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                                       (PRINT NAME)

DATE                                   DATE
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